Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 2 TO COMMERCIAL AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Commercial Agreement is entered into by and among, Samsung Electronics America, Inc. a New York corporation with a principal place of business at 85 Challenger Road, Ridgefield Park, NJ (“Samsung”) on the one hand, and Nook Digital, LLC (formerly barnesandnoble.com llc) (“Nook Digital”), a Delaware limited liability company, having a principal place of business at 1166 Avenue of the Americas, 18th Floor, New York, NY 10036 (“Company”) on the other, effective as of the later of the signatures below (the “Amendment Effective Date”). Unless expressly stated to the contrary herein, all capitalized terms in this Amendment shall have the meaning ascribed to them in the Agreement (as defined below).

Whereas, Nook Digital and Samsung entered into that certain Commercial Agreement with an Effective Date of  June 4, 2014 (the “Agreement”); and

Whereas, Samsung and Nook Digital now wish to amend the Agreement;

Now therefore, in consideration of the mutual promises and conditions herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 4.3. Section 4.3 is hereby deleted and replaced in its entirety as follows:

“4.3 Minimum Quantity Purchase Commitment. With respect to any Co-Branded Device Launched after the Amendment Effective Date, Nook Digital shall purchase, within twelve (12) months after any such Launch,  a total quantity of units (such quantity to include any units of the Co-Branded Device purchased prior to Launch) of such Co-Branded Device with a total retail value equal to Ten Million Dollars ($10,000,000.00). In the event that Nook Digital does not satisfy the foregoing minimum quantity purchase commitment for any reason other than Samsung's failure or refusal to ship Co-Branded Devices ordered by Nook Digital, Nook Digital shall pay the remaining balance with thirty days of written demand by Samsung. For the avoidance of doubt, the minimum quantity purchase commitment set forth in this Section 4.3 shall replace any prior commitments agreed upon by the parties which are herewith considered null and void.”

2.	Section 5.5. A new Section 5.5 is hereby added as follows:

“Section 5.5. Galaxy Tab A 7.0. It is understood and agreed that Nook Digital shall Launch the Galaxy Tab A 7.0 Co-Branded Device on or before December 31, 2016.”

3.	Section 9.1. The parties agree that the Agreement is hereby revised such that the Term shall end on March 31, 2018.

4.	Section 13.2. The notice address of Nook Digital is hereby deleted and replaced in its entirety as follows:

c/o NOOK Digital LLC
1166 Avenue of the Americas
New York, NY 10036
 Attention: Chief Digital Officer

With a Copy to:

C/o NOOK Digital LLC
122 Fifth Avenue
New York, NY 10011
 Attention: General Counsel

5.	Exhibit D. Exhibit D is hereby deleted in its entirety.

6.	Exhibit E. Exhibit E is hereby deleted and replaced in its entirety by the attached Amended Exhibit E.

7.	Agreement. This Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior discussions or understandings between the parties relating to the subject matters contemplated herein. In the event of a conflict between the terms of this Amendment and the other terms of the Agreement, this Amendment shall govern and control. Except as expressly set forth herein, the Agreement and its provisions shall remain in full force and effect. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

8.	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed and original and all of which together will constitute and one and the same document.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

NOOK DIGITAL LLC		SAMSUNG ELECTRONICS AMERICA, INC.

Signed:	/s/ Fred Argir	Signed:	/s/ Gary M. Riding

Name:	Fred Argir	Name:	Gary M. Riding

Title:	CDO	Title:	SVP

Date:	May 5, 2016	Date:	May 17, 2016

Amended Exhibit E

Marketing Support

Marketing Development Funds (MDF)	[***] of Net Revenue to be paid on a [***] basis.